                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                 Amendment No. 1



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 15, 2000 (February 7, 2000)
------------------------------------


                       AIRPORT SYSTEMS INTERNATIONAL, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           KANSAS                        0-22760                48-1099142
--------------------------------------------------------------------------------
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


11300 West 89th Street, Overland Park, Kansas                          66214
--------------------------------------------------------------------------------
   (Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code (913)-495-2614
                                                   --------------



                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On February 7, 2000, Airport Systems International, Inc., a Kansas corporation ("ASII"), acquired all of the issued and outstanding shares of common stock, $1.00 par value per share of DCI, Inc., a Kansas corporation ("DCI"), from its stockholders, Chris I. Hammond, Larry C. Klusman and William
D. Cook (the "Sellers"). DCI is an electrical contract manufacturing company. ASII intends to continue the operations of DCI.

         ASII paid $1,234,000 in cash, issued 150,000 shares of its common stock and delivered a four-year promissory note in the amount of $1,248,000 in consideration for the common stock of Sellers. The total consideration for the acquisition of common stock from the Sellers was $2,819,500.

         Immediately following the acquisition of the common stock of DCI, DCI acquired certain assets of KHC of Lenexa, L.L.C., a Kansas limited liability company ("KHC"). KHC was owned by the Sellers and had a leasehold interest in certain real property that was the subject of City of Lenexa, Kansas Variable Rate Demand Industrial Development Revenue Bonds (DCI Project) Series 1998 totaling $2,570,000 and other related documents (the "IRB Documents"). DCI paid $1,290,000 in cash as consideration for the assets acquired from KHC. DCI also assumed certain liabilities and obligations related to the IRB Documents.

         The asset and stock acquisitions were financed through a Loan and Security Agreement entered into by and among ASII, DCI and Bank of America, N.A. ("BOA") as of February 7, 2000, providing, among other things, a revolving loan in the amount of $8,000,000, term loans from BOA in the amount of $1,178,000 and an irrevocable direct-pay letter of credit facility in the amount of $2,599,573.

         On February 7, 2000, ASII also entered into a financing arrangement with KCEP Ventures II, L.P. a Kansas limited partnership ("KCEP"). In connection with this arrangement, ASII sold and issued to KCEP 198,413 shares of ASII common stock for $500,000 ($2.52 per share), a convertible subordinated debenture in an amount of $500,000 with a conversion price of $3.00 per common share, and a warrant granting KCEP the right to purchase 45,635 shares of ASII common stock for $150,596 ($3.30 per share). ASII used the proceeds from the sale of the securities for general working capital purposes and to fund potential future acquisitions in the electrical contract manufacturing business.

         The Stock Purchase Agreement with the Sellers, the Asset Purchase Agreement with KHC, the Investment Agreement with KCEP, the Loan and Security Agreement with BOA and the press release issued by ASII in connection with the acquisition and financing are filed as exhibits to this report and are incorporated herein by reference. The description of the acquisition and financing set forth herein does not purport to be complete and is qualified by the provisions of the agreements noted above and attached hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Businesses Acquired.

         1.       Report of Ernst & Young LLP, Independent Auditors

         2. DCI, Inc. and KHC of Lenexa, L.L.C. Combined Balance Sheets - September 30, 1999 and December 31, 1998.

         3. DCI, Inc. and KHC of Lenexa, L.L.C. - Combined Statements of Income - Nine month period ended September 30, 1999 and the year ended December 31, 1998.

         4. DCI, Inc. and KHC of Lenexa, L.L.C. - Combined Statements of Stockholders' Equity - Nine month period ended September 30, 1999 and the year ended December 31, 1998.

         5. DCI, Inc. and KHC of Lenexa, L.L.C. - Combined Statements of Cash Flows - Nine month period ended September 30, 1999 and the year ended December 31, 1998.

         6. DCI, Inc. and KHC of Lenexa, L.L.C. - Notes to Combined Financial Statements - September 30, 1999 and December 31, 1998.

                          COMBINED FINANCIAL STATEMENTS

                       DCI, INC. AND KHC OF LENEXA, L.L.C.

                         FOR THE NINE-MONTH PERIOD ENDED
                         SEPTEMBER 30, 1999 AND THE YEAR
                             ENDED DECEMBER 31, 1998
                       WITH REPORT OF INDEPENDENT AUDITORS

                       DCI, Inc. and KHC of Lenexa, L.L.C.

                          Combined Financial Statements


                         For the nine-month period ended
                         September 30, 1999 and the year
                             ended December 31, 1998




                                    CONTENTS

Report of Independent Auditors..............................................1

Audited Combined Financial Statements

Combined Balance Sheets.....................................................2
Combined Statements of Income...............................................4
Combined Statements of Stockholders' Equity.................................5
Combined Statements of Cash Flows...........................................6
Notes to Combined Financial Statements......................................7

                         Report of Independent Auditors

The Boards of Directors
DCI, Inc. and KHC of Lenexa, L.L.C.

We have audited the accompanying combined balance sheets of DCI, Inc. and KHC of Lenexa, L.L.C. (collectively, the Company) as of September 30, 1999 and December 31, 1998, and the related statements of income, stockholders' equity and cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of DCI, Inc. and KHC of Lenexa, L.L.C. as of September 30, 1999 and December 31, 1998, and the results of their operations and their cash flows for the nine-month period ended September 30, 1999 and the year ended December 31, 1998, in conformity with accounting principles generally accepted in the United States.



                                                      /s/ Ernst & Young LLP

January 5, 2000

                       DCI, Inc. and KHC of Lenexa, L.L.C.

                             Combined Balance Sheets


                                                             SEPTEMBER 30,  DECEMBER 31,
                                                                 1999           1998
                                                             ---------------------------
ASSETS
Current assets:
   Cash                                                        $      100     $   26,610
   Restricted cash and temporary investments                    1,371,733      1,401,118
   Investments                                                      3,891        570,561
   Accounts receivable, net of allowance for doubtful
     accounts of $10,000 in 1999 and $30,000 in 1998            1,263,286      1,125,378
   Inventories                                                  1,868,013      1,984,088
   Deferred income taxes                                          415,471        160,000
   Other                                                            1,306            592
                                                             ---------------------------
Total current assets                                            4,923,800      5,268,347

Property and equipment, net                                     2,654,297      2,727,947

Deferred income taxes                                                  --         73,375

Intangible assets:
   Bond issuance costs, net of accumulated amortization of
     $5,120 in 1999 and $1,587 in 1998                             89,349         92,882
   License agreement, net of accumulated amortization of
     $3,704 in 1999 and $1,204 in 1998                             46,296         48,796
   Goodwill, net of accumulated amortization of
     $1,852 in 1999 and $602 in 1998                               23,148         24,398
   Other                                                            4,369          4,635
                                                             ---------------------------
Total assets                                                   $7,741,259     $8,240,380
                                                             ===========================

                                                             SEPTEMBER 30,  DECEMBER 31,
                                                                 1999           1998
                                                             ---------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Note payable                                                $  380,368     $  895,000
   Accounts payable                                               487,990        986,850
   Accrued expenses                                               979,430        647,525
   Investment margin account                                           --        201,530
   Notes payable to stockholders                                   61,692        163,092
   Current portion of long-term debt                              183,624        197,833
                                                             ---------------------------
Total current liabilities                                       2,093,104      3,091,830


Long-term debt, less current portion                            3,546,665      3,658,401


Deferred income taxes                                              64,099             --


Stockholders' equity:
   Common stock - $1 par value:
     Authorized shares - 500
     Issued and outstanding shares - 300                              300            300
   Additional paid-in capital                                       8,700          8,700
   Retained earnings                                            2,028,391      1,481,149
                                                             ---------------------------
Total stockholders' equity                                      2,037,391      1,490,149
                                                             ===========================
Total liabilities and stockholders' equity                     $7,741,259     $8,240,380
                                                             ===========================

See accompanying notes.

                       DCI, Inc. and KHC of Lenexa, L.L.C.

                          Combined Statements of Income


                                                 NINE-MONTH
                                                PERIOD ENDED      YEAR ENDED
                                                SEPTEMBER 30,     DECEMBER 31,
                                                    1999             1998
                                                -----------------------------
Net sales                                        $ 6,105,069      $ 7,599,531
Cost of sales                                      3,207,349        4,374,932
                                                -----------------------------
Gross profit                                       2,897,720        3,224,599

Selling, general and administrative expenses       1,815,764        2,647,427
                                                -----------------------------
Operating income                                   1,081,956          577,172

Other income (expense):
   Interest expense                                 (204,186)        (195,279)
   Interest income                                    46,255           25,028
   Other, net                                         17,180           68,447
                                                -----------------------------
                                                    (140,751)        (101,804)
                                                -----------------------------
Income before income taxes                           941,205          475,368

Provision for income taxes                           393,963          130,721
                                                =============================
Net income                                       $   547,242      $   344,647
                                                =============================

See accompanying notes.

                       DCI, Inc. and KHC of Lenexa, L.L.C.

                   Combined Statements of Stockholders' Equity


                                  COMMON STOCK      ADDITIONAL
                              --------------------   PAID-IN     RETAINED
                                SHARES   PAR VALUE   CAPITAL     EARNINGS        TOTAL
                              -----------------------------------------------------------
Balance at January 1, 1998        300       $300     $8,700     $1,136,502     $1,145,502
   Net income                      --         --         --        344,647        344,647
                              -----------------------------------------------------------
Balance at December 31, 1998      300        300      8,700      1,481,149      1,490,149
   Net income                      --         --         --        547,242        547,242
                              ===========================================================
Balance at September 30, 1999     300       $300     $8,700     $2,028,391     $2,037,391
                              ===========================================================

See accompanying notes.

                       DCI, Inc. and KHC of Lenexa, L.L.C.

                        Combined Statements of Cash Flows


                                                              NINE-MONTH
                                                             PERIOD ENDED      YEAR ENDED
                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                1999             1998
                                                           ------------------------------
OPERATING ACTIVITIES
Net income                                                  $   547,242      $   344,647
Adjustments to reconcile net income to net cash
   provided by (used in) operating activities:
     Depreciation and amortization                              209,421          184,843
     Deferred income taxes                                     (117,997)        (154,042)
     Net change in unrealized gains on investments              117,788          (88,462)
     Realized gains on investments                             (131,026)              --
     Proceeds from sales of investments                         579,908           49,245
     Changes in operating assets and liabilities, net
       of the Colt Technology
       Corporation acquisition:
         Accounts receivable, net                              (137,908)        (480,133)
         Inventories                                            116,075         (881,905)
         Other current assets                                      (714)          25,017
         Accounts payable                                      (498,860)         463,254
         Accrued expenses                                       331,905           86,211
                                                           ------------------------------
Net cash provided by (used in) operating activities           1,015,834         (451,325)

INVESTING ACTIVITIES
Purchase of license agreement                                        --          (50,000)
Purchases of property and equipment                            (128,222)      (1,274,304)
Purchase of certain assets of Colt Technology
   Corporation                                                       --         (865,000)
Change in restricted cash and temporary investments              29,385       (1,401,118)
                                                           ------------------------------
Net cash used in investing activities                           (98,837)      (3,590,422)

FINANCING ACTIVITIES
Bond issuance costs                                                  --          (94,469)
Net draws (repayments) on investment margin account            (201,530)         201,530
Proceeds received from note payable                           2,695,766          915,000
Principal payments on note payable                           (3,210,398)        (120,000)
Proceeds from issuance of notes payable to stockholders           4,000          151,109
Principal payments on notes payable to stockholders            (105,400)        (163,460)
Proceeds from issuance of long-term debt                         25,000        3,311,225
Principal payments on long-term debt                           (150,945)        (161,905)
                                                           ------------------------------
Net cash provided by (used in) financing activities            (943,507)       4,039,030
                                                           ------------------------------
Net decrease in cash                                            (26,510)          (2,717)
Cash at the beginning of period                                  26,610           29,327
                                                           ------------------------------
Cash at the end of period                                   $       100      $    26,610
                                                           ==============================

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
   Interest                                                 $   206,134      $   182,007
                                                           ==============================
   Income taxes                                             $   306,829      $    49,061
                                                           ==============================

See accompanying notes.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements include the accounts of DCI, Inc. (DCI) and KHC of Lenexa, L.L.C. (KHC) (collectively, the Company), as the companies have mutual ownership, common management and common business activities. All significant intercompany balances and transactions have been eliminated in combination.

FORMATION AND NATURE OF BUSINESS

DCI designs, manufactures and markets both standard and customized panel instruments as well as liquid crystal displays (LCD) throughout the United States. DCI also provides customized contract manufacturing, micro assembly and design engineering services. Panel instruments are sold directly to end users as well as equipment manufacturers for applications in all major industries. LCDs are also sold to equipment manufacturers in a variety of industries including the military. The Company's contract manufacturing service includes both build to order and turnkey products of their own design, utilizing a variety of technologies. Micro assembly utilizes wire bonded chip on board and chip on glass technology in addition to surface mount and thick film technology to produce miniature LCD modules and electronic assemblies.

KHC is a limited liability company which is wholly-owned by the stockholders of DCI. KHC owns and leases to DCI its principal manufacturing facility. KHC conducts no other operations.

ACQUISITION

In April 1998, the Company purchased substantially all of the assets and operations of the contract electronic assembly manufacturing division of Colt Technology Corporation. The acquisition was accounted for as a purchase and, accordingly, the accompanying financial statements include the results of operations of the acquired business from the date of acquisition. The assets acquired were recorded at their estimated fair values as of the date of acquisition. The cost of the acquisition totaled $865,000.

Aggregate purchase price in excess of the acquired assets, which amounted to $25,000, has been classified as goodwill and is being amortized using the straight-line method over 15 years.

The following supplemental pro forma financial information presents the combined historical results of operations of the Company and Colt Technology Corporation as though the acquisition had occurred at the beginning of 1998. The pro forma information is unaudited and not necessarily indicative of the results of the Company that would have occurred had the acquisition occurred at the beginning of 1998 nor are they necessarily indicative of future results.

                                         YEAR ENDED
                                        DECEMBER 31,
                                            1998
                                        ------------
                                         (Unaudited)
        Revenues                          $7,850,000
        Net income                           399,000

RESTRICTED CASH AND TEMPORARY INVESTMENTS

As more fully described in Note 4, the Company issued Industrial Revenue Bonds totaling $2,570,000 during 1998. The unexpended proceeds from the Industrial Revenue Bonds have been classified as restricted cash and temporary investments in the accompanying combined balance sheets since certain amounts have been invested in highly liquid securities. All such cash and temporary investments are reserved for future equipment additions.

INVESTMENTS

Investment securities have been classified as trading securities and are "marked-to-market" with the resulting realized and unrealized gains and losses included in earnings. Realized gains and losses are determined by the specific identification method. Market adjustments, fees, interest and gains or losses on the sale of trading securities are considered to be a normal part of operations and are included in other income.

INVENTORIES

Inventories are carried at the lower of cost, determined using the first-in, first-out (FIFO) method, or market.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives:

                                                              YEARS
                                                            ----------
             Land improvements                                  15-20
             Building and improvements                        31.5-40
             Machinery and equipment                             5-10
             Office furniture, fixtures and equipment            5-10
             Vehicles                                               5

INTANGIBLE ASSETS

Certain costs incurred in connection with the issuance of the Industrial Revenue Bonds have been capitalized and are being amortized using the straight-line method over 20 years, the life of the related bonds.

The Company has recorded a certain technology license at cost and is amortizing such cost over 15 years, the life of the related license.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, the liability method is used in accounting for income taxes, whereby deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the combined financial statements and related footnotes. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable consist of obligations of manufacturers in a variety of industries. The Company generally does not require collateral or other security on its accounts when trade credit is granted. Credit risk is controlled by management through credit limits and credit approvals. Credit losses are provided for in the Company's combined financial statements and have generally been within management's expectations.

CONCENTRATIONS

The Company had net sales amounting to 36% and 14% of total net sales from one customer for the nine-month period ended September 30, 1999 and the year ended December 31, 1998, respectively. At September 30, 1999 and December 31, 1998, 53% and 28%, respectively, of the Company's accounts receivable were due from this customer.

ADVERTISING

Advertising costs, which are expensed as incurred, totaled approximately $69,000 and $154,000 for the nine-month period ended September 30, 1999 and the year ended December 31, 1998, respectively.

2. INVENTORIES

Inventories at September 30, 1999 and December 31, 1998 consist of the following:

                                           SEPTEMBER 30,        DECEMBER 31,
                                                1999                1998
                                          -----------------------------------
         Raw materials                      $ 1,481,712          $ 1,711,916
         Work-in-process                        432,952              440,177
         Finished goods                         143,465               34,014
         Allowance for obsolescence            (190,116)            (202,019)
                                          ===================================
                                            $ 1,868,013          $ 1,984,088
                                          ===================================

3. PROPERTY AND EQUIPMENT

Property and equipment at September 30, 1999 and December 31, 1998 consist of the following:

                                                        SEPTEMBER 30,        DECEMBER 31,
                                                             1999               1998
                                                         -------------------------------
         Land and improvements                            $  665,021         $  665,021
         Building and improvements                           912,572            912,572
         Machinery and equipment                           1,738,106          1,690,219
         Office furniture, fixtures and equipment            104,810             91,798
         Vehicles                                            144,159            109,826
         Construction in process                              32,990                 --
                                                         -------------------------------
                                                           3,597,658          3,469,436
         Less accumulated depreciation                       943,361            741,489
                                                         -------------------------------
                                                          $2,654,297         $2,727,947
                                                         ===============================

4. LONG-TERM DEBT

Long-term debt as of September 30, 1999 and December 31, 1998 consists of the following:

                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                        1999              1998
                                                                  --------------------------------
Industrial revenue bond, variable interest rate (3.95% as of
   September 30, 1999), due in annual principal payments
   ranging from $100,000 to $200,000 commencing October 2000
   and continuing until maturity in October 2018,
   collateralized by property and equipment and restricted
   cash and temporary investments totaling $1,371,733 at
   September 30, 1999 as well as an irrevocable letter of
   credit in favor of the Bond Trustee up to a maximum
   amount of $2,599,573 through September 2001.                       $2,570,000       $2,570,000

                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                        1999              1998
                                                                  --------------------------------
Note payable to bank, interest at 8.11%, payable in monthly
   installments of $11,285, including interest. During May
   2001, the interest rate will be adjusted to the weekly
   Treasury bill rate plus 2.5%; final payment is due in
   April 2003, secured by inventory, accounts receivable and
   certain equipment.                                                $   610,105      $   672,818

Note payable to bank, interest at 8.2%, payable in monthly
   installments of $5,039, including interest; final payment
   is due in November 2002, secured by certain equipment.                171,715          205,149

Note payable to bank, interest at 9%, payable in monthly
   installments of $1,943, including interest; final payment
   of principal and accrued interest is due in January 2002,
   secured by a first mortgage on certain real property and
   the personal guarantees of the Company's stockholders.                170,478          176,355

Note payable to bank, interest at 7.67%, payable in monthly
   installments of $1,751, including interest; final payment
   due in January 2012, secured by a second mortgage on
   certain real property and the personal guarantees of the
   Company's stockholders.                                               158,145          164,027

Note payable to Small Business Administration, interest at
   7.81%, payable in monthly installments of $3,087,
   including interest; final payment due in February 2001,
   secured by certain equipment and the personal guarantees
   of the Company's stockholders.                                         11,764           37,918


                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                        1999              1998
                                                                  --------------------------------
Various notes collateralized by certain property and
   equipment with interest rates ranging from 8% to 8.75%.
   Payable in monthly installments totaling $1,896,
   including interest; final payments due between October
   1999 and March 2001.                                               $   38,082       $   29,967
                                                                   -------------------------------
Total long-term debt                                                   3,730,289        3,856,234
Less current portion                                                     183,624          197,833
                                                                   -------------------------------
                                                                      $3,546,665       $3,658,401
                                                                   ===============================

Pursuant to the terms of the bond agreement, the Company is subject to various restrictive covenants which, among other things, require the maintenance of certain financial performance ratios, require a minimum of $1.2 million in tangible net worth (as defined) and adhere to certain limitations on indebtedness.

The aggregate amounts of principal to be paid on long-term debt during each of the next five years ending September 30 and thereafter are as follows:

                        2000         $  183,624
                        2001            279,380
                        2002            528,976
                        2003            338,759
                        2004            335,310
                  Thereafter          2,064,240
                                     ==========
                                     $3,730,289
                                     ==========

5. NOTE PAYABLE

The Company has available a $1,000,000 line-of-credit agreement. Interest on the line of credit is payable monthly at 0.5% over prime (9% at September 30, 1999). Unpaid principal and outstanding accrued interest is due in May 2000. The line of credit is secured by accounts receivable, inventories and the personal guarantees of the Company's stockholders. At September 30, 1999 and December 31, 1998, $380,368 and $895,000, respectively, were outstanding under the line of credit.

6. INCOME TAXES

The Company's provision for income taxes consists of the following:

                                                NINE-MONTH
                                               PERIOD ENDED        YEAR ENDED
                                              SEPTEMBER 30,       DECEMBER 31,
                                                   1999               1998
                                               -------------------------------
         Current tax expense:
            Federal                              $ 470,376          $ 284,763
            State                                   41,584                 --
                                               -------------------------------
         Total current tax expense                 511,960            284,763

         Deferred tax expense (benefit):
            Federal                               (135,497)          (154,042)
            State                                   17,500                 --
                                               -------------------------------
         Total deferred tax benefit               (117,997)          (154,042)
                                               -------------------------------
                                                 $ 393,963          $ 130,721
                                               ===============================

The difference between the reported provision for income taxes and the amount of tax determined by applying the federal statutory income tax rate to income before taxes is reconciled as follows:

                                   NINE-MONTH PERIOD ENDED            YEAR ENDED
                                      SEPTEMBER 30, 1999          DECEMBER 31, 1998
                                   --------------------------------------------------
                                      AMOUNT        RATE         AMOUNT        RATE
                                   --------------------------------------------------
Income tax expense at federal
   statutory rate                   $ 320,009       34.0%      $ 161,625        34.0%
State tax expense, net                 46,590        5.0          14,458         3.0
State tax credits earned                   --       --           (45,000)       (9.5)
State tax credits forfeited            80,985        8.6              --        --
Valuation of temporary
   differences                        (59,372)      (6.3)             --        --
Other                                   5,751        0.6            (362)       --
                                   --------------------------------------------------
                                    $ 393,963       41.9%      $ 130,721        27.5%
                                   ==================================================

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of deferred tax assets and liabilities are presented below:

                                               SEPTEMBER 30,  DECEMBER 31,
                                                   1999           1998
                                               ----------------------------
         Deferred tax assets:
            Accounts receivable                   $     --       $  5,000
            Inventory                              356,983        185,000
            Accrued expenses                        58,488         10,000
            State tax credits                           --         98,375
                                               ----------------------------
         Total deferred tax assets                 415,471        298,375

         Deferred tax liabilities:
            Property and equipment                  64,099         25,000
            Unrealized gains on investments             --         40,000
                                               ----------------------------
         Total deferred tax liabilities             64,099         65,000
                                               ----------------------------
         Net deferred tax assets                  $351,372       $233,375
                                               ============================

As a result of certain employment reductions during 1999, the Company was required to forfeit approximately $81,000 of state tax credits previously earned. In connection therewith, the Company's temporary differences have been revalued using a higher tax rate and, accordingly, its deferred tax assets and liabilities have been adjusted.

7. FAIR VALUES OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the combined balance sheets for cash, restricted cash and temporary investments, long-term debt and the note payable approximate their fair values at the combined balance sheet dates.

8. RELATED-PARTY TRANSACTIONS

In connection with the formation of the Company, the Company entered into various long-term notes payable to the stockholders which totaled $61,692 and $163,092 at September 30, 1999 and December 31, 1998, respectively. The notes bear interest at 8% and are due on demand. Interest expense related to such notes amounted to $6,744 and $13,541 for the nine-month period ended September 30, 1999 and the year ended December 31, 1998, respectively. Interest payable to the stockholders at September 30, 1999 and December 31, 1998 amounted to $2,881 and $2,175, respectively.

9. PROFIT SHARING PLAN

The Company sponsors a 401(k) and profit sharing plan which covers substantially all employees of the Company. Pursuant to the terms of the plan, the employees may contribute up to 15% of their annual compensation to the plan, subject to Internal Revenue Code maximum limitations. The Company may match a portion of the employee contributions based on a discretionary percentage of the employee's contribution as determined annually by the Company's Board of Directors. During the nine months ended September 30, 1999 and the year ended December 31, 1998, the Company contributed $45,408 and $16,228, respectively, to the plan.

10. YEAR 2000 (UNAUDITED)

The Company completed an assessment and made appropriate modifications to its operations and products for year 2000 compliance considerations. The year 2000 project cost was minimal. The Company believes that the year 2000 issue will not pose significant operational problems to its computer systems, customers, vendors or products. However, if third parties are unable to meet their obligations to the Company because of third-party year 2000 compliance issues, the year 2000 issue could have a material impact on the operations of the Company.

11. SUBSEQUENT EVENT

Subsequent to September 30, 1999, the stockholders of DCI and KHC have each entered into an agreement to sell all of their outstanding capital stock in DCI and the net assets of KHC to an unrelated party for approximately $4.3 million. The transactions are expected to close during the first quarter of fiscal 2000.

         (b)      Pro Forma Financial Information

         1. Unaudited Pro Forma Combined Statement of Operations for the year ended April 30, 1999 for Airport Systems International, Inc. (ASII) and the year ended January 31, 1999 for DCI, Inc. and KHC of Lenexa, L.L.C. (DCI).
         2. Unaudited Pro Forma Combined Statements of Income for six months ended October 31, 1999 for ASII and the six months ended September 30, 1999 for DCI.
         3.       Notes to Unaudited Pro Forma Combined Statements of
                  Operations.
         4. Unaudited Pro Forma combined Balance Sheet at October 31, 1999 for ASII and at September 30, 1999 for DCI.
         5.       Notes to Unaudited Pro Forma Combined Balance Sheet.


                       Airport Systems International, Inc.
          ProForma Combined Statements of Operations and Balance Sheet

         On February 7, 2000, ASII purchased all of the outstanding shares of common stock of DCI. Immediately following the acquisition of its common stock, DCI acquired certain assets of KHC. ASII reports on a fiscal year basis ending April 30, while DCI reported on a calendar year basis. The Unaudited Pro Forma Combined Statements of Operations include the fiscal year ended April 30, 1999 for ASII and the fiscal year ended January 31, 1999 for DCI and includes the six months ended October 31, 1999 for ASII and the six months ended September 30, 1999 for DCI. For the Unaudited Pro Forma Statements of Operations, the acquisition of DCI and debt incurrences and repayments are treated as if they had taken place at the beginning of the earliest period presented. The Unaudited Pro Forma Combined Balance Sheet at October 31, 1999 includes ASII's Balance Sheet as of that date and DCI's balance sheet as of September 30, 1999 and treats the acquisition as if it had taken place on October 31, 1999. In accordance with SEC requirements, the Unaudited Pro Forma Statements of Income include only the results of ongoing operations. The results of DCI for the months of February and March, 1999 are not included in the Unaudited Pro Forma Statements of Income because of the differing year ends presented for ASII and DCI. DCI's sales and net income for the months of February and March, 1999 were approximately $1,607,000 and $176,000 respectively.

         The following unaudited pro forma combined financial information should be read in conjunction with ASII's historical statements, as reported in ASII's annual report on Form 10-KSB and quarterly reports on Form 10-QSB, and of DCI as reported in the form 8-K filed February 7, 2000 and in this filing on the Form 8-K/A. The pro forma information is based on estimated pro forma adjustments, which are subject to change. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of DCI been consummated in accordance with the assumptions set forth above, nor it is necessarily indicative of future operating results or financial position.

UNAUDITED PROFORMA COMBINED STATEMENT OF OPERATIONS
Year-Ended April 30, 1999 for ASII and
Year-Ended January 31, 1999 for DCI

                                     ---------------------------------------------------------------------------------
                                               Historical
                                    ----------------------------------
                                                                              Proforma
Description                               ASII                   DCI         Adjustments       Notes         Combined
                                    -------------      ---------------------------------------------------------------
Sales                                   $ 15,944               $ 7,967             $ -                       $ 23,911

Cost of Goods Sold                        12,623                 4,523               -                         17,146
                                 ----------------      --------------------------------               ----------------
Gross Margin                               3,321                 3,444               -                          6,765

S, G, and A Expenses                       4,383                 2,662             156  (1),(2)                 7,201
Research and Development                   1,900                     -               -                          1,900
Asset Impairment                           1,299                     -               -                          1,299
                                 ----------------      --------------------------------               ----------------

Operating Income (loss)                   (4,261)                  781            (156)                        (3,636)

Other Income (Expense)
  Interest Expense                          (119)                 (226)           (335) (3)                      (680)
  Interest Income                             48                    33               -                             81
  Misc Income                                  -                   210               -                            210
  Misc Expense                                 -                  (127)              -                           (127)
                                 ----------------      --------------------------------               ----------------

Income (loss) Before Taxes                (4,332)                  672            (491)                        (4,151)

Income Tax Provision                        (779)                  199               -                           (580)
                                 ----------------      --------------------------------               ----------------

Net Income                              $ (3,553)                $ 472          $ (491)                      $ (3,572)
                                 ================      ================================               ================

Basic Earnings Per Share                 $ (1.59)                                                             $ (1.39)

Basic Weighted Average O/S                 2,230                                                                2,578

Diluted Earnings Per Share               $ (1.59)                                                             $ (1.39)

Average Shares O/S                         2,230                                                                2,578

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
Six Months Ended October 31, 1999 for ASII and Six Months Ended September 31, 1999 for DCI, Inc.

                                     ---------------------------------------------------------------------------------
                                               Historical
                                    ----------------------------------
                                                                              Proforma
Description                               ASII                   DCI         Adjustments       Notes         Combined
                                    -------------      ---------------------------------------------------------------
Sales                                     $ 8,875              $ 3,580             $ -                        $12,455

Cost of Goods Sold                          6,205                1,852               -                          8,057
                                   ---------------     --------------------------------                    -----------
Gross Margin                                2,670                1,727               -                          4,397

S, G, and A Expenses                        1,861                1,215              30  (1),(2)                 3,106
Research and Development                      589                    -               -                            589

                                   ---------------     --------------------------------                    -----------
Operating Income (loss)                       220                  512             (30)                           702

Other Income (Expense)
  Interest Expense                            (86)                (194)            (61) (3)                      (341)
  Interest Income                               -                   50               -                             50
  Misc Income                                   -                    -               -                              -
  Misc Expense                                  -                   20               -                             20
                                   ---------------     --------------------------------                    -----------


Income (loss) Before Taxes                    134                  388             (91)                           431

Income Tax Provision                            -                  127            (127) (4)                        (0)
                                   ---------------     --------------------------------                    -----------

Net Income                                  $ 134                $ 262            $ 36                          $ 432
                                   ===============     ================================                    ===========

Basic Earnings Per Share                   $ 0.06                                                              $ 0.17

Basic Weighted Average O/S                  2,230                                                               2,578

Diluted Earnings Per Share                 $ 0.06                                                              $ 0.16

Average Shares O/S                          2,383                                                               2,731

              Notes To Pro Forma Combined Statements of Operations

(1) Adjustment to eliminate DCI's historical depreciation and amortization to reflect new depreciation and goodwill, computed using the straight-line method over the following useful lives:

                    Cost                                       Years
         --------------------------------------                -----
         Buildings and improvements                              30
         Equipment, furniture and fixtures and
                  transportation equipment                        5
         Goodwill                                                15
         Capitalized acquisition and loan costs                3 - 15

(2) Adjustment to reflect reduced compensation paid to officers of DCI as a result of the acquisition.

(3)      Interest expense was adjusted to reflect the following:

                                                   Year-ended     Six Months Ended
                                                   January 31,      September 30,
                  Desciption                           1999              1999
         ---------------------------------         -----------    ----------------
         Interest expense on new debt (a)              $ 680             $ 341
         Elimination of interest expense on
                  ASII debt                             (119)              (86)
         Elimination of interest expense on
                  Old DCI debt                          (226)             (194)
                                                       -----             -----
         Total                                         $ 335             $  61
                                                       =====             =====

(a)      Interest expense on new debt is computed as follows:

                                                                Interest Expense
                                                           -----------------------------
                                           Average         Year-ended   Six Months Ended
                                     ------------------    January 31,     September 30,
         Debt Instrument             Principal     Rate       1999             1999
         ---------------             ---------     ----       ----             ----
         Note Payable -
             Bank                      $2,823      8.69%       $245             $123
         ASII Mortgage                  1,195      7.94          95               48
         Sr. Bank Debt                  1,041      8.69          90               45
         Industrial Revenue
            Bond                        2,520      3.95         100               50
         Subordinated debt              1,598      9.37         150               75
                                                               ----             ----
         Total                                                 $680             $341
                                                               ====             ====

(4) Income tax expense was adjusted to reflect the expected application of DCI taxable income to losses accumulated by ASII in prior periods had the transaction occurred at the beginning of the period/.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AT OCTOBER 31, 1999 FOR AIRPORT SYSTEMS INTERNATIONAL, INC.
AND AT SEPTEMBER 30, 1999 FOR DCI, INC.

                                           -----------------------------------------------------------
                                                     HISTORICAL                    PRO FORMA
                                           -----------------------------------------------------------
                                                                           PRO FORMA
                                                ASII         DCI, INC.    ADJUSTMENTS  NOTES  COMBINED
                                           -----------------------------------------------------------
Assets
Current assets:
  Cash & cash equivalents                     $    190        $    --        $    --         $    190
  Restricted cash and temporary investments         --          1,376        $    --            1,376
  Accounts receivable, net                       7,203          1,263             --            8,466
  Inventories, net                               4,196          1,868            (60)(1)        6,004
  Other current assets                             165            417             --              582
                                           -----------------------------------------        ---------
Total current assets                            11,754          4,924            (60)          16,618

Property and equipment, at cost                  3,398          3,598           (485)(1)        6,511
Accumulated depreciation and amortization       (1,863)          (943)           943           (1,863)
                                           -----------------------------------------        ---------
                                                 1,535          2,655            458            4,648

Cost in excess of net assets acquired, net          --             23          1,796            1,819
Other assets                                        30            139            582              751
                                           -----------------------------------------        ---------
Total assets                                  $ 13,319        $ 7,741          2,776         $ 23,837
                                           =========================================        =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $  1,384        $   488        $    --         $  1,872
  Accrued expenses                               1,981            979            427 (3)        3,387
  Notes payable to bank                          1,750            380          1,662 (4)        3,792
  Current portion of long-term debt                 20            184            496 (5),(6)      700
  Other current liabilities                         --             62            (62)(1)           --
                                           -----------------------------------------        ---------
Total current liabilities                        5,135          2,093          2,523            9,751

Long-term debt, less current portion             1,162          3,547              5 (5)        4,714
Deferred income taxes                               --             64             --               64
Sub-ordinated long-term debt                        --             --          1,448 (6)        1,448

Stockholders' equity:
  Common stock                                      22              1              3 (7)           26
  Additional paid-in capital                     7,218              8            826 (7)        8,052
  Retained earnings (accumulated deficit)         (218)         2,028         (2,028)(7)         (218)
                                           -----------------------------------------        ---------
Total stockholders' equity                       7,022          2,037         (1,199)           7,860
                                           -----------------------------------------        ---------
Total liabilities and stockholders' equity    $ 13,319        $ 7,741        $ 2,777         $ 23,837
                                           =========================================        =========

               Notes to Unaudited Pro Forma Combined Balance Sheet


(1) Adjustment to restate reported assets acquired and liabilities assumed at estimated fair market value.

(2) Goodwill was adjusted to eliminate $23 of existing DCI goodwill, and to record the excess of purchase cost over the estimated fair value of the DCI net assets acquired and liabilities assumed.

(3) Adjustments to Other assets include the capitalization of $582 of financing and acquisition related costs, including $155 paid at closing and $427 accrued at the time of closing.

(4) Notes payable to bank was adjusted to reflect $1,662 of new short-term borrowings under the line for the purchase of DCI ($1,507) and payment of transaction costs at the time of closing ($155).

(5) Long-term debt was adjusted to reflect the following:

         Eliminate old DCI debt                      $ (3,547)
         Proceeds from new senior debt                  1,178
         Assumption of industrial revenue bond          2,570
         Increase in current maturities                  (196)
                                                     --------
         Total adjustment to long-term debt          $      5
                                                     ========


(6)      Adjustment to reflect issuance of subordinated long-term debt.

(7) Adjustment to reflect the elimination of the former shareholder's investment in DCI and additional stock issued in conjunction with the transaction.

         (c)      EXHIBITS.

         10.1 Asset Purchase Agreement, dated as of January 10, 2000, by and among Airport Systems International, Inc., KHC of Lenexa, L.L.C., Chris I. Hammond, Larry C. Klusman and William D. Cook.*

         10.2 Stock Purchase Agreement, dated as of January 10, 2000, by and among Airport Systems International, Inc., DCI, Inc., Chris I. Hammond, Larry C. Klusman and William D. Cook.*

         10.3 Investment Agreement, dated February 7, 2000, by and between KCEP Ventures II, L.P. and Airport Systems International, Inc.*

         10.4 Loan and Security Agreement, dated February 7, 2000, by and among Airport Systems International, Inc., DCI, Inc. and Bank of America, N.A.*

         10.5 Registration Rights Agreement, dated February 7, 2000, by and among Airport Systems International, Inc., Chris I. Hammond, Larry C. Klusman and William D. Cook.*

         10.6 Investor's Rights Agreement, dated February 7, 2000, by and among Airport Systems International, Inc. and KCEP Ventures II, L.P.*

         10.7 10% Convertible Subordinated Debenture, due February 7, 2005, dated February 7, 2000.*

         10.8     Warrant.*

         10.9 Letter of Credit, Loan and Security Agreement, dated February 7, 2000, by and among Airport Systems International, Inc., DCI, Inc. and Bank of America, N.A.8*

         99.1     Press Release dated February 8, 2000.*

         *Previously filed.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  February 15, 2000
                                      AIRPORT SYSTEMS INTERNATIONAL, INC.


                                      By:
                                          --------------------------------------
                                          Thomas C. Cargin, Vice President of
                                          Finance and Administration, Secretary
                                          and Principal Accounting Officer

                                  EXHIBIT INDEX
        Exhibit
          No.     Description
          ---     -----------

         10.1 Asset Purchase Agreement, dated as of January 10, 2000, by and among Airport Systems International, Inc., KHC of Lenexa, L.L.C., Chris I. Hammond, Larry C. Klusman and William D. Cook.*

         10.2 Stock Purchase Agreement, dated as of January 10, 2000, by and among Airport Systems International, Inc., DCI, Inc., Chris I. Hammond, Larry C. Klusman and William D. Cook.*

         10.3 Investment Agreement, dated February 7, 2000, by and between KCEP Ventures II, L.P. and Airport Systems International, Inc.*

         10.4 Loan and Security Agreement, dated February 7, 2000, by and among Airport Systems International, Inc., DCI, Inc. and Bank of America, N.A.*

         10.10 Registration Rights Agreement, dated February 7, 2000, by and among Airport Systems International, Inc., Chris I. Hammond, Larry C. Klusman and William D. Cook.*

         10.11 Investor's Rights Agreement, dated February 7, 2000, by and among Airport Systems International, Inc. and KCEP Ventures II, L.P.*

         10.12 10% Convertible Subordinated Debenture, due February 7, 2005, dated February 7, 2000.*

         10.13    Warrant.*

         10.14 Letter of Credit, Loan and Security Agreement, dated February 7, 2000, by and among Airport Systems International, Inc., DCI, Inc. and Bank of America, N.A.8*

         99.1     Press Release dated February 8, 2000.*

         *Previously filed.